UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

Gilman Ciocia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, New York	12603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 20, 2013, Gilman Ciocia, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National Holdings Corporation, a Delaware corporation (“National”) and National Acquisition Corp., a Delaware corporation, and a wholly-owned subsidiary of National ("Merger Sub"). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will become a wholly-owned subsidiary of National through a merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger").

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than any dissenting shares), shall be converted into the right to receive 0.24884345081 shares of National’s common stock, par value $0.02 per share (“National Common Stock”); provided that in no event shall National or Merger Sub issue in excess of 24,000,000 shares in the aggregate (subject to rounding for fractional shares) of National Common Stock. The Merger Agreement provides that immediately prior to the Closing (as defined below), the outstanding indebtedness of the Company shall not exceed $5,400,000 (the “Assumed Indebtedness”) subject to certain exclusions, and National shall cause the Assumed Indebtedness to be paid off at the Closing.  Any amounts of Assumed Indebtedness in excess of $5,000,000 and up to $5,400,000 (the “Difference”) shall cause a reduction in the number of shares of National Common Stock issued under the Merger Agreement; such reduction in a share amount equal to the quotient of the Difference and $0.30 (subject to equitable adjustment for any stock split, dividend recapitalization and the like).

National has agreed to appoint following the Closing two persons, nominated by the Board of Directors of the Company and reasonably acceptable to National, to serve as Class I members of the Board of Directors of National and to nominate such persons for election at the next election of Class I directors of National. National has also agreed to issue at the Closing five-year options to purchase 1,750,000 shares of National Common Stock to certain employees and independent contractors of the Company at an exercise price of $0.50 per share.

Consummation of the Merger (the “Closing”) is subject to closing conditions, including, among other things, (i) the adoption and approval of the Merger Agreement by the requisite vote of the Company’s stockholders; (ii) the effectiveness of a registration statement on Form S-4 to be filed by  National; (iii) the outstanding indebtedness of the Company not exceeding $5,400,000 subject to certain exclusions; (iv) the holders of not more than 5% of outstanding Company Common Stock having perfected and not withdrawn a demand for dissenters’ rights under applicable law; (v) all planned severance, change of control payments, accelerations, accrued compensation, bonus, and vacation relating to employees and consultants not exceeding certain amounts; (vi) the entry into an employment agreement by National and Company with Michael Ryan, the Company’s Chief Executive Officer, President and director;  (vii) the Financial Industry Regulatory Authority ("FINRA") having approved National’s change of control broker-dealer application under Rule 1017 with respect to the Merger (the "Rule 1017 Application"); (viii) the absence of any law or order prohibiting the Merger; and (x) the accuracy of the representations and warranties, subject to customary materiality qualifiers.

Each of the Company, National and Merger Sub have made customary representations, warranties in the Merger Agreement and have covenanted, among other things, that (i) the Company will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) National and the Company will not engage in certain kinds of transactions or take certain actions during such period; (iii) National and the Company will cooperate in preparing and promptly causing to be filed with the Securities and Exchange Commission (the "SEC") a proxy statement/prospectus and a Registration Statement on Form S-4 and to use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act of 1933, as amended, as promptly as practicable after such filing with the SEC; (iv) the Company will as soon as practicable following the date upon which the S-4 becomes effective take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the requisite stockholder vote to adopt the Merger Agreement; (v) the Company’s board of directors recommending that its stockholders adopt the Merger Agreement, subject to certain exceptions; and (vi) National promptly causing to be filed with FINRA the Rule 1017 Application.

Prior to the Closing, the Company and its officers and directors are not permitted to solicit, initiate, knowingly encourage or facilitate, or engage in any negotiations to be acquired other than pursuant to the Merger Agreement, subject to certain exceptions, including for the Company’s “fiduciary out” for a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company, on the one hand, and National, on the other hand. The Merger Agreement provides that, upon termination under specified circumstances, (i) the Company would be required to pay National a termination fee of $800,000, and (ii) National would be required to pay the Company a reverse termination fee of $800,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreements

In connection with the Merger, National and the Merger Sub entered into Voting and Support Agreements, dated as of June 20, 2013 (each a “Voting and Support Agreement” and collectively, the “Voting and Support Agreements”), with certain stockholders of the Company (each a “Voting Stockholder" and collectively, the “Voting Stockholders”). Under the Voting and Support Agreements, the Voting Stockholders agreed, among other things, to vote certain shares of Company Common Stock as to which they have the right to vote (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Voting Stockholders contained in the Voting and Support Agreements. The Voting and Support Agreements provide that nothing contained in the agreements will be deemed to limit or affect a Voting Stockholder’s ability to approve a Superior Proposal.

Each Voting and Support Agreement will terminate upon the earliest of (a) the mutual written consent of National, Merger Sub, and Stockholder, (b) the effective time of the Merger, (c) the date of termination of the Merger Agreement, (d) an Adverse Recommendation Change (as defined in the Merger Agreement) occurring under the Merger Agreement, and (e) the Board of Directors of the Company accepting a Superior Proposal.

In addition, to the extent certain Voting Stockholders are party to a Shareholder Agreement dated August 20, 2007 (the “Shareholder Agreement”), the Voting Stockholders waive certain rights that may be triggered under the Shareholder Agreement and agree to terminate the  Shareholder Agreement at Closing of the Merger.

The foregoing description of the Voting and Support Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Voting and Support Agreements, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Michael Ryan Employment Agreement

In connection with the Closing of the Merger, Michael Ryan is required to enter into an employment agreement with National and the Company (the “Employment Agreement”), such agreement to go into effect at Closing.

Pursuant to the terms of the Employment Agreement, Mr. Ryan shall serve as Chief Executive Officer and President of the Company and Executive Vice President of National for a term commencing on the date of Closing and ending on September 30, 2015, subject to early termination or renewal of the term. The Employment Agreement provides that Mr. Ryan shall be entitled to a base salary of $360,000, a bonus payable in the discretion of the Compensation Committee of National, a car allowance of $1,000 per month and such other benefits made available for senior executives of National.

At Closing, National has agreed to grant to Mr. Ryan non-qualified options to purchase up to 300,000 shares of National Common Stock under a stock option plan of National then in effect. The options shall vest in three tranches as follows: 100,000 shares shall vest immediately upon grant, 100,000 shall vest on the first anniversary of Closing, and 100,000 shall vest on the second anniversary of Closing. The first tranche of options shall be exercisable at $0.50 per share, the second tranche of options shall be exercisable at $0.70 per share and the final tranche of options shall be exercisable at $0.90 per share, subject in each case to adjustments for stock splits, dividends, recapitalizations and the like and shall expire on September 30, 2020.

If Mr. Ryan’s employment is terminated by the Company without cause, terminated due to death or disability, terminated by Mr. Ryan for good reason, terminated as a result of a change of control or at the expiration of the term, National or the Company has not entered into an employment agreement with Mr. Ryan upon substantially similar terms to the Employment Agreement, then Mr. Ryan shall be entitled to his base salary and expenses and accrued benefits through the date of termination, any unpaid bonus, and an amount equal to 100% of his base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find it

National will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and a prospectus of National relating to National's proposed acquisition of the Company. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about the National, the Company, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge from the Company and National.  Security holders may also read and copy any reports, statements and other information filed by the Company and National with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company, National, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding the Company's directors and executive officers is available in the Company's proxy statement filed with the SEC on November 30, 2012 in connection with its 2013 annual meeting of stockholders, and information regarding National’s directors and executive officers is available in National’s proxy statement filed with the SEC on March 11, 2013 in connection with its 2013 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01             Other Events.

On June 21, 2013, the Company and National issued a joint press release announcing the Merger. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, a memo to employees and representatives of the Company was sent out by Michael Ryan on June 21, 2013, a copy of which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits:

2.1
Agreement and Plan of Merger, dated as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and Gilman Ciocia, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.).

10.1	Form of Voting and Support Agreement entered into as of June 20, 2013, among National Holdings Corporation, National Acquisition Corp. and certain stockholders of Gilman Ciocia, Inc.

10.2	Form of Michael Ryan Employment Agreement

99.1	Joint Press Release of National Holdings Corporation and Gilman Ciocia, Inc.

99.2	Memo to employees and representatives of the Company from Michael Ryan dated June 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilman Ciocia, Inc.
(Registrant)

Date: June 21, 2013	/s/ Michael Ryan
	Name:	Michael Ryan
	Title:	President